UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2007

Distributed Energy Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50453	20-0177690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 678 - 2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 31, 2007, the Registrant issued a press release regarding the events described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01	Other Events

The Registrant has made a strategic decision to combine its two subsidiaries, Northern Power Systems, Inc. and Proton Energy Systems, Inc., to reduce costs and strengthen systems sales, engineering, production, service and technology development.

The Registrant estimates that the reorganization will result in a charge against 2007’s first-quarter results of approximately $1.0 million, or $0.03 per share, to account for staff reductions, reflecting the elimination of about 60 jobs, or 20% of the workforce, and related expenses. The Registrant estimates that the reorganization will result in savings of approximately $4-$5 million, on an annualized basis, beginning in the second quarter of 2007. In addition, the Waitsfield, VT, location will be closed, and its activities moved to the company’s 110,000-square-foot Barre, VT facility.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the company on January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distributed Energy Systems Corp.

Date: February 1, 2007	By	/s/ Peter J. Tallian
Peter J. Tallian
Chief Financial officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing the combining of its subsidiaries, issued by the Registrant on January 31, 2007 (furnished herewith).